		STOCK ORDER FORM PLEASE PRINT CLEARLY AND COMPLETE ALL APPLICABLE SHADED AREAS SEE REVERSE SIDE OF THIS FORM FOR ADDITIONAL INSTRUCTIONS	For Internal Use Only REC’D # BATCH # ORDER # CATEGORY #
O C
		Stock Information Center 99 North Street, Pittsfield, MA 01201 QUESTIONS? Call us toll-free at (877) 774-0372 10:00 a.m. to 4:00 p.m., Monday through Friday	ORDER DEADLINE AND DELIVERY: Stock Order Forms, properly completed and with full payment, must be received (not postmarked) by 11:00 a.m. Massachusetts time, on , 2005. Stock Order Forms may be delivered by using the enclosed reply envelope, or by hand or overnight delivery to the Stock Information Center address at the top of this form. You may NOT deliver this form to Legacy Banks branch offices. Please read important instructions on the reverse side of this form. Faxes or copies of this form are not required to be accepted.
(1) Number of Shares (25 share minimum)	Price Per Share X $10.00 =	(2) Total Payment Due $

(3) Method of Payment –

Check or Money Order

Enclosed is a check or money order payable to Legacy Bancorp, Inc. in the amount of:

$

No cash or wire transfers will be accepted. Checks and money orders will be cashed upon receipt. We will not provide overdraft protection for Legacy Banks checks submitted with this order. Legacy Banks line of credit checks may not be remitted as payment.

(4) Method of Payment – Deposit Account Withdrawal

The undersigned authorizes withdrawal from the Legacy Banks deposit account(s) listed below. There will be no early withdrawal penalty applicable for funds authorized on this form. Funds designated for withdrawal must be available within the account(s) listed at the time this form is received. Legacy Banks IRAs and Legacy Banks deposit accounts with checkwriting privileges (checking, money market) and investment management accounts held at Legacy Portfolio Management may not be listed below.

For Internal Use Only	Deposit Account Number(s)	Withdrawal Amount(s)
		$.00
		$.00
		$.00
	Total Withdrawal Amount	$.00

(5) Purchaser Information

Subscription Offering. Check the one box that applies, as of the earliest date, to the purchaser(s) listed in Section 7:		If you checked boxes (a) or (b), please provide the following information as of the eligibility date under which purchaser(s) listed in Section 7 below qualify in the Subscription Offering:
a. ☐	Purchaser(s) listed below had a minimum of $50 on deposit at Legacy Banks on April 30, 2004.	Account Title (Name(s) on Account)	Legacy Banks Account Number

b. ☐	Box (a) above does not apply, however purchaser(s) listed below had a minimum of $50 on deposit at Legacy Banks on June 30, 2005.

c. ☐	Boxes (a) and (b) above do not apply, however purchaser listed below is a Mutual Bancorp, Legacy Group or Legacy Banks officer, director, trustee, corporator or employee with no higher priority.

Direct Community Offering. If (a) through (c) above do not apply to the purchaser(s) listed in Section 7, check the box below: d. ☐ This order is placed in the Community Offering.		NOTE: NOT LISTING ALL ELIGIBLE ACCOUNTS, OR PROVIDING INCORRECT OR INCOMPLETE INFORMATION, COULD RESULT IN THE LOSS OF ALL OR PART OF ANY SHARE ALLOCATION. ATTACH A SEPARATE PAGE IF ADDITIONAL SPACE IS NEEDED.

(6) Management, Employees and Corporators (Check the box, if applicable)

☐	Check if you are a Mutual Bancorp, Legacy Group or Legacy Banks director, officer, trustee or employee, or a member of their immediate family, as defined on the reverse side of this form.

☐	Check here if you are a corporator only.

(7) Stock Registration The name(s) and address that you provide below will be reflected on your stock certificate, and will be used for communications related to this order. Please PRINT clearly and use full first and last name(s), not initials. If purchasing in the Subscription Offering (i.e., you checked box (a), (b) or (c) in Section 5 of this form), you should not add the name(s) of persons/entities who do not have subscription rights or who qualify only in a lower purchase priority.

First Name, Middle Initial, Last Name				Reporting SSN/Tax ID No.

First Name, Middle Initial, Last Name				SSN/Tax ID No.

Street				Daytime Phone Number (important)

City	State	Zip	County (important)	Evening Phone Number (important)

(8) Form of Stock Ownership

☐ Individual	☐ Joint Tenants	☐ Tenants in Common	☐ UniformTransfer to Minors Act	FOR BROKER USE ONLY
☐ Corporation/Partnership		☐ Other	(for reporting SSN, use Minor’s)	☐ IRA	SSN of Beneficial Owner: - -

(9) Acknowledgment and Signature I understand that, to be effective, this Stock Order Form must be received by Legacy Bancorp, Inc. no later than 11:00 a.m. Massachusetts time, on             , 2005, otherwise, this Stock Order Form and all subscription rights will be void. I agree that after receipt by Legacy Bancorp, Inc., this Stock Order Form may not be modified or canceled without Legacy Bancorp, Inc.’s consent, and that if withdrawal from a deposit account has been authorized above, the amount will not otherwise be available for withdrawal. Regulations prohibit any person from transferring or entering into any agreement directly or indirectly to transfer the legal or beneficial ownership of subscription rights, or the underlying securities, to the account of another. Under penalty of perjury, I certify that (1) the Social Security or Tax ID information and all other information provided hereon are true, correct and complete, (2) I am purchasing solely for my own account, and there is no agreement or understanding regarding the sale or transfer of the shares, or my right to subscribe for shares, and (3) I am not subject to backup withholding tax [cross out (3) if you have been notified by the IRS that you are subject to backup withholding.] I acknowledge that this security is not a deposit or savings account, is not federally insured, and is not guaranteed by Legacy Bancorp, Inc., Legacy Banks or by the federal government. I further certify that, before purchasing the common stock of Legacy Bancorp, Inc., I received the Prospectus dated             , 2005.

The Prospectus that I received contains disclosure concerning the nature of the common stock being offered by Legacy Bancorp, Inc. and describes, in the Risk Factors section beginning on page      of the Prospectus, the risks involved in the investment in this common stock, risks include, but are not limited to the following:

1.   Our Commercial Real Estate and Commercial Loans Expose Us to Increased Credit Risks, and These Risks Will Increase if We Succeed in Increasing These Types of Loans.

2.   Our Continuing Concentration of Loans in Our Primary Market Area May Increase Our Risk.

3.   Changes in Market Interest Rates Could Adversely Affect Our Financial Condition and Results of Operations.

4.   We May Have Difficulty Meeting Our Branch Expansion Goals, and Our Branch Expansion Strategy May Not Be Accretive to Earnings.

5.   Our Ability to Grow May Be Limited if We Cannot Make Acquisitions.

6.   Our Business Depends Upon Key Employees, and if We Are Unable to Retain the Services of These Key Employees or to Attract and Retain Additional Qualified Personnel, Our Business May Suffer.

7.   Strong Competition Within Our Market Area May Limit Our Growth and Profitability.

8.   We Operate in a Highly Regulated Environment and May Be Adversely Affected by Changes in Law and Regulations.

9.   The Issuance of Additional Shares Will Dilute Your Ownership Interest.

10. We Will Need to Implement Additional Finance and Accounting Systems, Procedures and Controls in Order to Satisfy Our New Public Company Reporting Requirements.

11. Our Stock-Based Benefit Plans Will Increase Our Costs, Which Will Reduce Our Income.

12. Our Return on Equity will Initially Be Low to Other Financial Institutions. A Low Return Could Lower the Trading Price of Our Common Stock.

13. We Have Broad Discretion in Allocating the Net Proceeds of the Offering. Our Failure to Effectively Utilize Such Proceeds Would Reduce Our Profitability.

14. The Implementation of Stock-Based Plans Will Dilute Your Ownership Interest.

15. The Contribution of Shares to the Foundation Will Dilute Your Ownership Interests and Adversely Affect Net Income in 2005.

16. We Have Never Issued Stock and We Cannot Guarantee That an Active Trading Market Will Develop.

17. Our Stock Value May Suffer From Anti-Takeover Provisions That May Impede Potential Takeovers.

Subscription rights pertain to those eligible to subscribe in the Subscription Offering. Legacy Bancorp, Inc. will pursue any and all legal and equitable remedies in the event it becomes aware of the transfer of subscription rights, and will not honor orders known to involve such transfer.

ORDER NOT VALID UNLESS SIGNED

ONE SIGNATURE REQUIRED, UNLESS SECTION 4 OF THIS FORM INCLUDES ACCOUNTS REQUIRING MORE THAN ONE SIGNATURE TO AUTHORIZE WITHDRAWAL.

IF SIGNING AS A CUSTODIAN, CORPORATE OFFICER, ETC., PLEASE INCLUDE YOUR FULL TITLE.

Signature (title, if applicable)	(Date)	Signature (title, if applicable)	(Date	)

QUESTIONS? Call our Stock Information Center at (877) 774-0372, Monday through Friday from 10:00 am to 4:00 p.m., Massachusetts time.

Legacy Bancorp, Inc.

Stock Order Form Instructions

Sections (1) and (2) – Number of Shares and Total Payment Due. Indicate the Number of Shares for which you wish to subscribe and the Total Payment Due. Calculate the Total Payment Due by multiplying the number of shares by the $10.00 price per share. The minimum purchase is 25 shares ($250). The maximum allowable purchase by an individual, or individuals exercising subscription rights through a single qualifying deposit account held jointly, is 25,000 shares ($250,000). Further, no person, together with associates or persons acting in concert, may purchase an aggregate of more than 60,000 shares ($600,000), in all categories of the offering, combined. Please see the Prospectus section entitled “The Conversion and The Offering” for more specific information. By signing this form, you are certifying that your order does not conflict with these purchase limitations.

Section (3) – Payment by Check or Money Order. Payment may be made by including with this form a personal check, bank check or money order payable to Legacy Bancorp, Inc. These will be cashed immediately upon receipt, so the funds must be available within the accounts when your Order Form is received. DO NOT OVERDRAFT YOUR ACCOUNT(S). You may not remit cash, a Legacy Banks line of credit check, a third party check, wires or other electronic transfer of funds. Do not endorse a third party check. Interest on your funds will be earned at the Legacy Banks passbook savings rate until the offering is completed. After acceptance of this order it may not be modified or canceled without Legacy Bancorp, Inc.’s consent.

Section (4) – Payment by Account Withdrawal. Payment may be made by authorizing a direct withdrawal from your Legacy Banks deposit account(s). Indicate the account number(s) and the amount(s) that you wish withdrawn. Funds designated for withdrawal must be available within the account(s) at the time this stock order form is received. Upon receipt of this order, we will place a hold on the amount(s) designated by you — they will be unavailable to you for withdrawal thereafter. The funds will continue to earn interest within the account(s) at the contractual rate, and account withdrawals will be made at the completion of the offering. There will be no early withdrawal penalty for withdrawal from a Legacy Banks certificate of deposit account. Note that you may NOT designate Legacy Banks deposit accounts with checkwriting privileges (checking, money market). Submit a check instead. You may not designate any investment management accounts at Legacy Portfolio Management. Additionally, you may not designate Legacy Banks or Legacy Portfolio Management individual retirement accounts for direct withdrawal. For guidance using IRA funds for this purchase, please contact the Stock Information Center as soon as possible - preferably at least two weeks before the             , 2005 offering deadline.

Section (5) – Purchaser Information. Please check the one box that applies to the purchaser(s) listed in Section 7 of this form. Purchase priorities are based on eligibility dates. Boxes (a), (b) and (c) refer to the Subscription Offering. If you checked box (a) or (b), list all Legacy Banks deposit account numbers that the purchaser(s) had ownership in as of the applicable eligibility date. Include all forms of account ownership (individual, joint, IRA, etc.). If purchasing shares for a minor, list only the minor’s eligible accounts. If purchasing shares for a corporation or partnership, list only that entity’s eligible accounts. Attach a separate page, if necessary. Failure to complete this section, or providing incorrect or incomplete information, could result in a loss or part or all of your share allocation in the event of an oversubscription. Box (d) refers to a Direct Community Offering, if held. Orders placed in the Subscription Offering will take preference over orders placed in a Direct Community Offering. See “The Conversion and The Offering” section of the Prospectus for further details about the Subscription Offering and Direct Community Offering, and the method for allocating shares in the event of an oversubscription.

Section (6) – Management, Employees and Corporators. Check the first box if you are a Mutual Bancorp, Legacy Group or Legacy Banks director, officer, trustee or employee or a member of their immediate family. Immediate family includes spouse, parents, siblings and children who live in the same house as the director, officer or employee. Check the second box if you are a corporator but are not a director, officer or employee.

Section (7) – Stock Registration. Clearly PRINT the name(s) in which you want the shares registered and the mailing address for all correspondence related to this order, including a stock certificate. Each Stock Order Form will generate one stock certificate, subject to the stock allocation provisions described in the Prospectus. IMPORTANT: Subscription rights are non-transferable. If you checked box (a), (b) or (c) as a purchaser eligible in the Subscription Offering, you may not add the name(s) of persons/entities who do not have subscription rights or who qualify only in a lower purchase priority than yours. A Social Security or Tax ID Number must be provided. The first number listed will be identified with the stock certificate for tax reporting purposes. Listing at least one phone number is important, in the event we need to contact you about this form. NOTE FOR NASD MEMBERS: If you are a member of the NASD (“National Association of Securities Dealers”), or a person affiliated or associated with an NASD member, you may have additional reporting requirements. Please report this subscription in writing to the applicable NASD member within one day of payment thereof.

Section (8) – Form of Stock Ownership. For reasons of clarity and standardization, the stock transfer industry has developed uniform stockholder registrations for issuance of stock certificates. Beneficiaries may not be named on stock registration. If you have any questions on wills, estates, beneficiaries, etc., please consult your legal advisor. When registering stock, do not use two initials - use the full first name, middle initial and last name. Omit words that do not affect ownership such as “Dr.”, “Mrs.”, etc. Check the one box that applies.

Buying Stock Individually –- Used when shares are registered in the name of only one owner. To qualify in the Subscription Offering, the purchaser named in Section 7 of this form must have had an eligible deposit account at Legacy Banks on either April 30, 2004 or June 30, 2005, or must be an officer, director, trustee, corporator or employee (see box 5(c)).

Joint Tenants – Joint Tenancy (with Right of Survivorship) may be specified to identify two or more owners where ownership is intended to pass automatically to the surviving tenant(s). All owners must agree to the sale of shares. To qualify in the Subscription Offering, the purchasers named in Section 7 of this form must have had an eligible deposit account at Legacy Banks on either April 30, 2004 or June 30, 2005, or must be an officer, director, trustee, corporator or employee (see box 5(c)).

Tenants in Common – May be specified to identify two or more owners where, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All owners must agree to the sale of shares. To qualify in the Subscription Offering, the purchasers named in Section 7 of this form must have had an eligible deposit account at Legacy Banks on either April 30, 2004 or June 30, 2005, or must be an officer, director, trustee, corporator or employee (see box 5(c)).

Buying Stock for a Minor – Shares may be held in the name of a custodian for a minor under the Uniform Transfer to Minors Act. To qualify in the Subscription Offering, the minor (not the custodian) named in Section 7 of this form must have had an eligible deposit account at Legacy Banks on either April 30, 2004 or June 30, 2005. The standard abbreviation for custodian is “CUST”, while the Uniform Transfer to Minors Act is “UTMA”, followed by the state abbreviation. For example, stock held by John Smith as custodian for Susan Smith under the MA Uniform Transfer to Minors Act, should be registered as John Smith CUST Susan Smith UTMA-MA (list only the minor’s social security number).

Buying Stock for a Corporation/Partnership – On the first name line, indicate the name of the corporation or partnership and indicate that entity’s Tax ID Number for reporting purposes. To qualify in the Subscription Offering, the corporation or partnership named in Section 7 of this form must have had an eligible deposit account at Legacy Banks on either April 30, 2004 or June 30, 2005 (see box 5(c)).

Buying Stock in a Trust/Fiduciary Capacity – Indicate the name of the fiduciary and the capacity under which they are acting (for example, “Executor”), or the name of the trust, the trustees and the date of the trust. Indicate the Tax ID Number to be used for reporting purposes. To qualify in the Subscription Offering, the entity named in Section 7 of this form must have had an eligible deposit account at Legacy Banks on either April 30, 2004 or June 30, 2005, or must be an officer, director, trustee, corporator or employee (see box 5(c)).

Buying Stock in a Self-Directed IRA – (for trustee/broker use only) Registration should reflect the custodian or trustee firm’s registration requirements. For example, on the first name line indicate the name of the brokerage firm, followed by CUST or TRUSTEE. On the second name line, indicate the name of the beneficial owner (for example, “FBO JOHN SMITH IRA”). You can indicate an account number or other underlying information, and the custodian or trustee firm’s address and department to which all correspondence should be mailed related to this order, including a stock certificate. Indicate the Tax ID Number under which the IRA account should be reported for tax purposes. To qualify in the Subscription Offering, the beneficial owner named in Section 7 of this form must have had an eligible deposit account at Legacy Banks on either April 30, 2004 or June 30, 2005, or must be an officer, director, trustee, corporator or employee (see box 5(c)).

Section (9) – Acknowledgment and Signature. Sign and date this form where indicated. Before you sign, please carefully review the information you provided and read the acknowledgment. Verify that you have printed clearly, and completed all applicable shaded areas on this form. Only one signature is required, unless any account listed in Section 4 of this form requires more than one signature to authorize a withdrawal.

Please review the Prospectus carefully before making an investment decision. Deliver your completed Stock Order Form, with full payment or withdrawal authorization, so that it is received (not postmarked) by Legacy Bancorp, Inc. by 11:00 a.m. Massachusetts time, on             , 2005. We are not required to accept Stock Order Forms that are found to be deficient or incorrect, that do not include proper payment or required signature(s). A reply envelope has been included for your convenience. OVERNIGHT DELIVERY can be made to the Stock Information Center address provided on the front of this form. Do not deliver Stock Order Forms to Legacy Banks branch offices.

QUESTIONS? Call our Stock Information Center at (877) 774-0372, Monday through Friday from 10:00 am to 4:00 p.m., Massachusetts time.